UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2026

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07 of this Current Report on Form 8-K (“Current Report”), on March 27, 2026, at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Beneficient (the “Company”), stockholders approved an amendment to the Beneficient 2023 Long Term Incentive Plan to increase the number of shares of the Company’s Class A common stock, $0.001 par value per share (the “Class A Common Stock”), reserved for issuance pursuant to awards (the “LTIP Amendment”). As a result, the LTIP Amendment became effective on March 27, 2026. A description of the material terms of the LTIP Amendment is included under the heading “Proposal 3: Approval of Amendment to the Beneficient 2023 Long Term Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2026 (the “Proxy Statement”), which is incorporated by reference herein. Such description is qualified in its entirety by reference to the full text of the LTIP Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 27, 2026, the Company held its Annual Meeting. A total of 13,261,279 shares of the Company’s Class A Common Stock and 2,066 shares of the Company’s Class B common stock, $0.001 par value per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) were present in person or represented by proxy at the Annual Meeting, representing approximately 91.7% of the Company’s total voting power as of the February 13, 2026 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which was described in the Proxy Statement.

Proposal 1: To elect three Class A directors to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal 1”).

Class A Director Nominees	Votes Cast For	Votes Withheld
Peter T. Cangany	12,918,933	363,006
Patrick J. Donegan	13,110,913	171,026
Karen J. Wendel	13,111,162	170,777

Proposal 2: To ratify the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026 (“Proposal 2”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
13,280,642	1,286	11	-

Proposal 3: To approve the LTIP Amendment to increase the number of shares of Class A Common Stock reserved for issuance pursuant to awards (“Proposal 3”).

Votes Cast For	Votes Cast Against	Abstentions
12,904,161	377,771	7

Based on the foregoing votes, each of the Class A director nominees named in Proposal 1 was reelected, and each of Proposal 2 and Proposal 3 was approved. No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to the Beneficient 2023 Long Term Incentive Plan.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	March 30, 2026